UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 371

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On March 27, 2014, the Board of Directors (the “Board”) of Achaogen, Inc. (the “Company”) appointed Chris Boerner, Ph.D. as a Class II director, with an initial term expiring at the Company’s 2016 annual meeting of stockholders, and as a member of the nominating and corporate governance committee of the Board. A copy of the press release announcing the appointment of Dr. Boerner is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Dr. Boerner will receive cash and equity compensation as provided in the Company’s non-employee director compensation policy. Pursuant to the non-employee director compensation policy, upon his appointment to the Board, Dr. Boerner received a stock option award under the Company’s 2014 Equity Incentive Award Plan for 20,000 shares of the Company’s common stock at an exercise price of $18.03 per share, the closing price of the Company’s common stock on the date of his appointment. The option award will vest and become exercisable as to 1/36th of the shares subject to the award each month following March 27, 2014, subject to Dr. Boerner’s continued service to the Company through each applicable vesting date. The Company expects to enter into the Company’s standard director indemnification agreement with Dr. Boerner. See the Company’s prospectus (the “Prospectus”) filed on March 12, 2014 with the Securities and Exchange Commission under Rule 424 (b) of the Securities Act of 1933, as amended, relating to the Company’s Registration Statement on Form S-1 (File No. 333-193559), for additional information about the Company’s 2014 Equity Incentive Award Plan.

Dr. Boerner has served as the Executive Vice President of Commercial for Seattle Genetics, Inc. since February 2014, where he is responsible for leading all commercial activities for the company. Previously, he was its Senior Vice President of Commercial from March 2012 and its Vice President of Marketing from December 2010. Prior to Seattle Genetics, Dr. Boerner was with Dendreon Corporation from June 2010 to November 2010, where he led the marketing team. From 2002 to 2010, he was with Genentech, a member of the Roche Group, where he served in a variety of commercial roles, including Director of Marketing on Avastin, Director of Avastin franchise management and Associate Director of Oncology Market Development. Prior to Genentech, Dr. Boerner was with McKinsey & Company, a global strategic management consulting firm, where he worked on a variety of pharmaceutical sales and marketing engagements. Dr. Boerner received his PhD and M.A. in Business Administration from the Haas School of Business at the University of California, Berkeley, and holds an A.B. in Economics and History from Washington University in St. Louis.

Change in Principal Accounting Officer

On March 27, 2014, the Board appointed Derek A. Bertocci, the Company’s Senior Vice President and Chief Financial Officer, as the Company’s principal accounting officer, effective April 1, 2014, replacing Dennis Hom in such position. As previously disclosed in the Prospectus, Mr. Hom departed his employment as Vice President, Finance and Corporate Development with the Company effective March 31, 2014. Mr. Bertocci will continue to serve as the Company’s principal financial officer and will receive no additional compensation for his role as principal accounting officer.

Mr. Bertocci, age 60, has served as the Company’s Senior Vice President and Chief Financial Officer since February 2014. Prior to joining Achaogen, Mr. Bertocci was Senior Vice President and Chief Financial Officer of Accuray Incorporated, a publicly traded radiation oncology company, from January 2009 to September 2013. From October 2006 through December 2008, Mr. Bertocci served as the Chief Financial Officer of BioForm Medical, Inc., a publicly traded medical aesthetics company. From June 2005 to July 2006, he was Chief Financial Officer of Laserscope, a publicly traded provider of lasers and fiber optic devices for urology and aesthetic surgery. Prior to that, Mr. Bertocci spent a number of years in various roles at VISX Incorporated, a publicly traded provider of systems for laser vision correction surgery, including as Chief Financial Officer from March 2004 to May 2005 and Vice President and Controller from 1998 to March 2004. Mr. Bertocci holds a B.A. from Stanford University and an M.B.A. from the University of Southern California. Mr. Bertocci is also a Certified Public Accountant (inactive).

On March 31, 2014, in connection with Mr. Hom’s departure, the Company entered into a separation agreement with Mr. Hom (the “Hom Separation Agreement”). Pursuant to the Hom Separation Agreement, Mr. Hom will receive a lump sum severance payment equal to 12 weeks of base salary. He will also receive up to three months of continued health insurance coverage under COBRA for Mr. Hom and his dependents (if any) at the Company’s expense. The Hom Separation Agreement also provides that to the extent vested as of March 31, 2014, Mr. Hom’s outstanding option awards will remain exercisable through the earliest of December 31, 2014 or the closing of any change in control of the Company.

The foregoing is only a summary of the material terms and conditions of the Hom Separation Agreement and is qualified in its entirety by reference to the full text of the Hom Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014.

Determination of 2013 Bonuses for Named Executive Officers

On March 27, 2014, upon recommendation of the compensation committee of the Board, the Board approved the cash performance-based bonus amounts for 2013 for the Company’s named executive officers. The named executive officers’ other compensation for 2013 was previously reported by the Company in the Summary Compensation Table included in the Prospectus. As of the date of the Prospectus, bonuses for the named executive officers for 2013 had not been determined and, therefore, were omitted from the Summary Compensation Table. Pursuant to Item 5.02(f) of Form 8-K, below is an updated Summary Compensation Table for 2013 compensation, which includes the cash performance-based bonus amounts earned by the named executive officers and revised total compensation figures for 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Kenneth J. Hillan, M.B., Ch.B.,	2013	367,200	—	—	96,400	7,650	471,250
President and Chief Executive Officer
Becki Filice,	2013	285,600	—	—	70,700	7,650	363,950
Senior Vice President, Development Operations and Portfolio Management
Dennis Hom,	2013	248,106	—	403,440	—	7,443	658,989
Vice President, Finance and Corporate Development

(1)	For the option awards column, amounts shown represent the grant date fair value of stock awards and options granted during 2013 as calculated in accordance with ASC Topic 718. See footnote 10 of the financial statements included in the Prospectus for the assumptions used in calculating this amount.
(2)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent the annual cash performance-based bonuses earned by our named executive officers pursuant to the achievement of certain Company and individual performance objectives, as determined by the Board on March 27, 2014.
(3)	The amounts reported in the All Other Compensation column constitute the Company’s matching contribution under its 401(k) plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2014

ACHAOGEN, INC.

By:	/s/ Derek A. Bertocci
Derek A. Bertocci
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 2, 2014.